EXHIBIT 99.1

Media Contacts:
Jeff Baker	Bill Bartkowski
President and CEO	Partner
Analysts International	MeritViewPartners
Phone: (952) 835-5900	Phone: (612) 605-8616
jpbaker@analysts.com	bartkowski@meritviewpartners.com

Analysts International Reports Results for Second Quarter 2006
Reports third consecutive quarter of revenue growth

    MINNEAPOLIS — July 27, 2006— Analysts International (NASDAQ: ANLY) reported the results for its second quarter ended July 1, 2006. Revenues totaled $87.9 million for the quarter, compared to $79.1 million for the comparable quarter a year ago and $86.8 million for the first quarter. For the quarter, the Company reported a net loss of $(258,000), or $(.01) per diluted share, compared to a net loss of $(2.4) million or $(.10) per diluted share for the second quarter of 2005 including $1.6 million or $(.07) per diluted share of merger and severance related costs.

    Jeff Baker, President and Chief Executive Officer of the Company, stated, “We are pleased to report that the momentum we referenced at the end of the first quarter continues to accelerate as a result of new business wins and the resulting growth in revenues. While this new business required certain upfront investments that had an impact on near term profitability, we expect that, over time, these investments will result in enhanced profitability and greater returns to our shareholders. We look forward to discussing our wins and opportunities in greater detail on today’s conference call.”

    For the six months ended July 1, 2006, the Company reported revenues of $174.7 million compared to $158.2 million for the first half of 2005. The net loss for the period was $(4,000), or $(.00) per diluted share, compared to a net loss of $(3.1) million, or $(.13) per diluted share, including merger and severance-related costs of $1.6 million or $(.07) per diluted share.

Analysts will host a conference call today at 9:30 a.m. CDT to discuss these results in detail and answer questions participants may have. Interested parties may access the call by dialing 1-877-241-6895 or 1-973-339-3086 for international participants a few minutes before the scheduled start and ask for the Analysts International conference call moderated by Company President and CEO, Jeff Baker. The call may also be accessed via the internet at www.analysts.com, where it will be archived. Interested parties can also hear a replay of the call from 11:30 a.m. CDT on July 27, 2006 until 10:59 p.m. on August 10, 2006, by calling 1-877-519-4471 and using access code 7628321. The Company will also file an 8-K with the Securities and Exchange Commission that will provide a full transcript of the prepared remarks delivered on the call.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This Press Release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Statements made in this Press Release by the Company or its President and CEO, Jeffrey Baker, regarding: (i) future growth in revenue or profit or the pace thereof; and (ii) improved returns to shareholders are forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate.  Therefore, actual outcomes and results may differ materially from what is expressed herein.  In any forward-looking statement in which the Company or Mr. Baker expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risk that the Company is unable to grow revenue or profit from new business opportunities as expected; (ii) the risk that the Company will be unable to sustain any revenue or profit levels achieved in the future; and (iii) the risk that shareholder returns may not improve even if the Company achieves growth in revenue and profit; (iv) the risk that the Company loses all or a significant portion of a significant client contract; and (v) other economic, business, competitive and/or regulatory factors affecting the Company’s business generally, including those set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year, especially in the Management’s Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K.  All forward-looking statements included in this Press Release are based on information available to the Company on the date of this Press Release. The Company undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this Press Release to reflect events or circumstances after the date of the Press Release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

About Analysts International
Headquartered in Minneapolis, Analysts International is a diversified IT services company. In business since 1966, the company has sales and customer support offices in the United States and Canada. Lines of business include Full Service Staffing, which provides high demand resources for supporting a client's IT staffing needs; Solutions Services, which provides business solutions and network infrastructure services; Managed IT Services and Government Solutions. The company partners with best-in-class IT organizations, allowing access to a wide range of expertise, resources and expansive geographical reach. For more information, visit www.analysts.com.

(Financials follow)

Analysts International Corporation
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
(in thousands except per share amounts)	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005

Revenue:
provided directly	$65,375	$66,267	$130,834	$132,317
provided through subsuppliers	14,127	7,520	28,204	15,117
Product sales	8,404	5,317	15,709	10,769
Total revenue	87,906	79,104	174,747	158,203

Expenses:
Salaries, contracted services and direct charges	65,915	58,892	131,110	117,959
Cost of product sales	7,308	4,804	13,752	9,911
Selling, administrative and other operating costs	14,821	15,910	29,309	31,364
Merger and severance related costs	(248)	1,631	(244)	1,631
Amortization of intangible assets	266	194	520	387

Operating (loss) income	(156)	(2,327)	300	(3,049)
Non-operating income	105	1	109	22
Interest expense	(199)	(49)	(392)	(54)

(Loss) Income before income taxes	(250)	(2,375)	17	(3,081)
Income tax expense	8	--	21	--

Net (loss) income	$(258)	$(2,375)	$(4)	$(3,081)

Per common share:
Basic (loss) income	$(.01)	$(.10)	$(.00)	$(.13)
Diluted (loss) income	$(.01)	$(.10)	$(.00)	$(.13)

Average common shares outstanding	24,620	24,504	24,616	24,410
Average common and common equivalent shares outstanding	24,620	24,504	24,616	24,410

Analysts International Corporation
Consolidated Balance Sheets

(in thousands)	July 1, 2006 (unaudited)	December 31, 2005
Assets

Current assets:
Cash and cash equivalents	$362	$64
Accounts receivable, less allowance for doubtful accounts	70,227	66,968
Other current assets	2,846	2,383
Total current assets	73,435	69,415

Property and equipment, net	3,637	4,056
Other assets	27,238	28,533
	$104,310	$102,004

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable	$27,007	$24,581
Salaries and vacations	8,775	8,260
Line of credit	5,526	5,000
Deferred revenue	1,223	1,645
Restructuring accrual, current portion	747	971
Self-insured health care reserves and other amounts	2,012	2,776
Total current liabilities	45,290	43,233

Non-current liabilities, primarily deferred compensation	2,168	1,878
Restructuring accrual - non-current	274	581
Shareholders’ equity	56,578	56,312
	$104,310	$102,004

Analysts International Corporation
Reconciliation of non-GAAP Financial Measures
(in thousands)

	Three Months Ended		Six Months Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005

Net (loss) income as reported	$(258)	$(2,375)	$(4)	$(3,081)
Taxes	8	--	21	--
Depreciation	572	692	1,180	1,385
Amortization	266	194	520	387
Net interest expense (income)	193	48	382	32
Merger and Severance Related Costs	(248)	1,631	(244)	1,631

Adjusted EBITDA*	$535	$190	$1,855	$354

*To supplement our consolidated financial statements presented in accordance with GAAP, we use the non-GAAP financial measure of Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) which is adjusted from results based on GAAP to exclude certain items. We have excluded the one-time costs associated with our attempted merger with Computer Horizons to provide a meaningful comparison between current results and prior reported results. This non-GAAP financial measure is provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure.

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